EXHIBIT 4.2

            AMENDMENT NO. 1 TO CGA GROUP, LTD. SHAREHOLDERS AGREEMENT

     AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT, dated as of December 15, 1997 (the "Amendment"), by and among CGA Group, Ltd., a company with limited liability incorporated under the laws of Bermuda (the "Company"), and the Common Holders party hereto.

                                   WITNESSETH

     WHEREAS, the Company and the Common Holders are parties to that certain Shareholders Agreement, dated as of June 12, 1997 (the "Original Shareholders Agreement "); and

     WHEREAS, the parties hereto desire to effect certain amendments to the Original Shareholders Agreement, all as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   AMENDMENTS

     SECTION 1.1. Amendment to Section 4(c).

     Section 4(c) of the Original Shareholders Agreement is amended by deleting such Section in its entirety and by inserting in lieu thereof the following new
Section 4(c):

     Business Report. The Company shall prepare and deliver to each Common Holder within 45 days after the end of each calendar quarter a report as to the implementation of the Company's business plan during such quarter, which report shall be accompanied by a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company as to the Company's compliance with its operating guidelines during such quarter; provided, however, that in lieu of providing such certified report to those Common Holders whose names are set forth on Schedule I hereto (each a "Sponsoring Investor" and, collectively, the "Sponsoring Investors") on a quarterly basis, the Company need only furnish to the Sponsoring Investors such report, accompanied by the certificate referred to above, within 45 days after the end of each calendar year, as to the Company's compliance with its operating guidelines during such year.


                                   ARTICLE II

                                  MISCELLANEOUS

     SECTION 2.1. All capitalized terms used in this Amendment which are not defined in this Amendment shall have the respective meanings assigned thereto in the Original Shareholders Agreement.

     SECTION 2.2. All references to the "Agreement" in the Original Shareholders Agreement shall, from and after the date of this Amendment, be deemed to refer to the Original Shareholders Agreement, as amended by this Amendment.

     SECTION 2.3. Except as and to the extent amended hereby, the Original Shareholders Agreement shall be and remain in full force and effect in accordance with its terms.

     SECTION 2.4. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 2.5. This Amendment shall take effect as of the first date on which counterparts hereof, when taken together, shall have been executed by Common Holders that own at least ninety percent (90%) of the Common Stock, as provided by Section 6(b) of the Original Shareholders Agreement.


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


     SECTION 2.6. This Amendment shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof, all as more fully set forth in Section 6(j) of the Original Shareholders Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                       CGA GROUP, LTD.

                                       By: /s/ RICHARD A. PRICE
                                           -------------------------------
                                           Name: Richard A. Price
                                           Title: President and CEO


                                       COMMON HOLDERS
                                       CAPITAL REINSURANCE COMPANY

                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


                                       THIRD AVENUE TRUST, ON BEHALF OF THE
                                       THIRD AVENUE VALUE FUND SERIES

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                       OLYMPUS GROWTH FUND II, L.P.

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        OLYMPUS EXECUTIVE FUND, L.P.

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        ACE LIMITED

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


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


                                       LENNAR CGA HOLDINGS, INC.

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       THE EQUITABLE LIFE ASSURANCE SOCIETY
                                       OF THE UNITED STATES

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       FIREMARK VENTURE FUND I, LLC

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       PACIFIC MUTUAL LIFE INSURANCE COMPANY

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK AS TRUSTEE OF THE MULTI-MARKET
                                       SPECIAL INVESTMENT TRUST FUND OF
                                       MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK AS TRUSTEE OF THE COMMINGLED
                                       PENSION TRUST FUND (MULTI-MARKET SPECIAL
                                       INVESTMENT FUND II) OF MORGAN GUARANTY
                                       TRUST COMPANY OF NEW YORK

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       STARWOOD CGA, LTD.

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


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


                                       MUTUAL DISCOVERY FUND

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       PRUDENTIAL SECURITIES GROUP, INC.

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       MUTUAL QUALIFIED FUND

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


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


                                   SCHEDULE I
                              SPONSORING INVESTORS

           CGA FUNDING, L.P.
           SHIDLER/CGA CORPORATION
           SHIDLER EQUITIES, L.P.
           SHIDLER EQUITIES CORP.
           Robert L. Denton
           Richard A. Price
           Paul T. Lambert
           REYNOLDS PARTNERS
           LBCW LIMITED PARTNERSHIP
           Robert W. Holman, Jr.
           MICHAEL T. TOMASZ REVOCABLE TRUST UAD 2/5/90
           NAGELBERG FAMILY PARTNERSHIP, L.P.
           Samuel Tang
           Doreen A. Denton
           Mark S. Whiting
           Duane H. Lund
           Stephen J. Meringoff
           MATTISON FAMILY TRUST
           Lawrence J. Taff
           MARILYN E. TOMASZ REVOCABLE TRUST UAD 2/5/90
           Michael J. Brennan
           RADNOR CAPITAL CORPORATION PENSION TRUST
           Johannson Yap
           Kimberly F. Aquino
           Gary H. Heigl
           Stephen B. Oresman
           Susan G. Burrus
           Michael J. Havala
           Wallace McDowell
           William Walton
           James R. Reinhart
           Anthony R. Montemurno
           Geoffrey Kauffman


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